Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 18, 1998 appearing on page F-1 of Allou Health & Beauty Care, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ Mayer Rispler & Company, P.C.
-------------------------------------
Mayer Rispler & Company, P.C.


New York, NY
January 12, 1999

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